BA MASTER CREDIT CARD TRUST
                                 SERIES 1996-A

                     Monthly Period Ending: AUGUST 31,1996
                                            --------------
                   (First Monthly Period 7/19/96 - 8/31/96)


                               PORTFOLIO STATUS
                               ----------------

                                                # of Accounts           Dollars
                                                -------------           -------

Total Outstanding                                               3,985,242,179.94

       (a)  Total Principal Outstandings              N/A       3,930,294,145.54

       (b)  Total Finance Charge Outstandings         N/A          54,948,034.40


Adjusted Investor Interest                                        500,000,000.00

       (a)  Class A Adjusted Investor Interest                    427,500,000.00

       (b)  Class B Investor Interest                              32,500,000.00

       (c)  Collateral Interest                                    40,000,000.00




Delinquencies                                                     149,834,650.36

        %  of  Total Outstandings                                        3.7597%

Gross Credit Losses                                                21,825,200.77

        % of Total Outstandings                                          0.5477%

Investor Default Amount                                             2,725,303.96
        % Adjusted Investor Interest                                     0.5451%

Monthly Payment Rate                                                    19.3591%





Payments and Yield                                                   Amount
------------------                                                   ------

Aggregate Amount of Collections of Principal
Receivable (allocable to Investor Interest)                       $86,807,859.84

   (a)      Shared Principal Collections
            (allocable to Investor Interest -
            if any)                                               $         0.00

Aggregate Amount of Collections of Finance
Charge Receivable (allocable to Adjusted
Investor Interest)                                                $10,352,767.34

   (a)      Periodic Finance Charges other
            fees, including Cash Advance Fees,
            Late Fees and charges for credit
            insurance and Special Fees.                           $ 9,259,229.50

   (b)      Annual Membership Fees                                $   345,898.50

   (c)      Interchange (if any)                                  $   747,639.34


                                                                     Amount
                                                                     ------

Principal Funding Account Balance                                     0.00

Principal Funding Investment Proceeds                                 0.00

Required Reserve Account Amount                                       0.00

      % of Class A Investor Interest                                  0.00%

Reserve Account Amount                                                0.00

        % of Class A Investor Interest                                0.00%

Interest and earnings on funds on deposit in
the Reserve Account (accrued since the
preceding Transfer Date as per Section 4.15(b))                       0.00

Servicer Interchange                                              305,556.00

            % of Adjusted Investor Interest                           0.50%


Gross Portfolio Yield                                               17.4409%

Default Rate (Gross)                                                 4.4596%

Portfolio Yield                                                     12.9813%

Base Rate                                                            8.5162%

Modified Excess Spread Percentage                                    6.376%

Excess Spread                                                 $2,728,651.67

Spread Account Cap Percentage                                         0.00%

Spread Account Cap                                            $       0.00

Spread Account Amount                                         $       0.00

            % of Initial Investor Interest                            0.00%

Investment Earnings                                           $       0.00